                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 16, 1996
                Date of Report (Date of earliest event reported)

                     NATIONAL CAPITAL MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                     0-169819                   93-3054267
(State or other juris-      (Commission File Number)          (IRS Employer
diction of incorporation)                                  Identification No.)

                               160 Sansome Street
                         San Francisco, California 94104
                    (Address of principal executive offices)

                                 (415) 989-2661
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

     National Capital Management Corporation the "Company" or ("NCMC") is a holding company that currently operates through its primary subsidiary, National Capital Benefits Corp. ("NCBC"). NCBC is a speciality financial services company that purchases life insurance policies for cash, on a discounted basis, from individuals having life-threatening illnesses, a transaction which is otherwise known as viatical settlements. NCBC has conducted its business through two wholly-owned subsidiaries, American Life Resources Corporation ("ALRC"), which engages in viatical settlements with persons afflicted with AIDS and HIV, and Living Benefits, Inc. ("LBI"), which engages in viatical settlements with persons diagnosed with cancer and other terminal illnesses.

     The Company previously announced that certain existing medications and medications presently under development may, when used in combination, significantly prolong the life expectancy of persons previously diagnosed with AIDS. These studies and a July 1996 AIDS conference have had a significant impact on this segment of the viatical settlement industry. The Company previously indicated that a large percentage of its portfolio involves individuals with terminal illnesses related to AIDS and that the development of a treatment for AIDS which extends the life expectancy of such persons could materially reduce the Company's future actual yield on its portfolio and materially adversely affect the Company's future performance. From November 30, 1996 to December 16, 1996, the Company has not processed new applications for policies. The Company is continuing to evaluate the effect of the research results from the AIDS conference, and in particular, purchases by the Company of policies by ALRC, and the estimated collection date of these policies.

     In light of the AIDS conference, the Company is primarily focusing on the management and administration of its existing portfolio of insurance policies. LBI intends to continue to review new applications for policies insuring people diagnosed with cancer and other terminal illnesses. Accordingly, NCBC has restructured its organization and plans to reduce its office staff from 7 to 2 persons by December 31, 1996.

     NCBC's primary need for capital has been the funding of policy purchases. NCBC has a revolving credit facility with a credit limit up to $15 million which expires in December 1998. NBCB also has a $2 million subordinated loan. NCBC and these lenders have negotiated a modification to the respective loan agreements to restructure certain covenants during the term of the respective loans. Without such modifications, the Company would have been in technical default of certain covenants. Under the terms of the amended loan agreements, NCBC cannot use the facility to purchase additional policies. Additional debt or equity financing will be required to finance any new policy acquisitions. There can be no assurance that NCBC will be successful in obtaining additional financing on satisfactory terms or receive equity financing.

     The Company cannot predict what further impact the foregoing may have on its business, prospects, results of operations or financial position. Furthermore, even if financing is available, NCBC has not determined whether or when it will resume processing applications for policies insuring people afflicted with HIV or AIDS or the implications of these recent developments on the Company's strategic direction.


                           * * * * * * * * * * * * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        NATIONAL CAPITAL MANAGEMENT
                                              CORPORATION
                                        (Registrant)


Dated: December 16, 1996                By  /s/ John C. Shaw
                                          --------------------------
                                            John C. Shaw
                                            Chief Executive Officer
                                            (Principal Executive Officer)